INDENTURE

                             CONE MILLS CORPORATION

                                       AND

                              THE BANK OF NEW YORK,
                   a New York banking corporation, as Trustee

                      Dated as of___________________, 2001



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                                TABLE OF CONTENTS


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Article 1 DEFINITIONS
   Section 1.1          Certain Terms Defined.....................................................................1
Article 2 SECURITIES
   Section 2.1          Forms Generally..........................................................................12
   Section 2.2          Form of Trustee's Certificate of Authentication..........................................12
   Section 2.3          Amount of Debentures.....................................................................12
   Section 2.4          Authentication and Delivery of Securities................................................12
   Section 2.5          Execution of Securities..................................................................13
   Section 2.6          Certificate of Authentication............................................................13
   Section 2.7          Denomination and Date of Securities; Payments of Interest ...............................13
   Section 2.8          Registration, Transfer and Exchange......................................................14
   Section 2.9          Mutilated, Defaced, Destroyed, Lost and Stolen Securities................................15
   Section 2.10         Cancellation of Securities; Destruction Thereof..........................................16
   Section 2.11         Temporary Securities.....................................................................16
   Section 2.12         Securities Issuable in the Form of a Global Security.....................................16
   Section 2.13         CUSIP Numbers............................................................................18
Article 3 COVENANTS OF THE ISSUER AND THE TRUSTEE
   Section 3.1          Payment of Principal and Interest........................................................18
   Section 3.2          Offices for Payments, etc................................................................18
   Section 3.3          Appointment to Fill a Vacancy in Office of Trustee.......................................19
   Section 3.4          Paying Agent.............................................................................19
   Section 3.5          Certificate of the Issuer................................................................20
   Section 3.6          Security Holders Lists...................................................................20
   Section 3.7          Reports by the Issuer....................................................................20
   Section 3.8          Reports by the Trustee...................................................................20
   Section 3.9          Limitations on Liens.....................................................................20
   Section 3.10         Limitations on Sale and Lease-Back Transactions..........................................22
   Section 3.11         Notice to Trustee........................................................................23
   Section 3.12         Calculation of Original Issue Discount...................................................23
   Section 3.13         Statement by Officers as to Default......................................................23
Article 4 REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS  ON EVENT OF DEFAULT
   Section 4.1          Event of Default; Acceleration of Maturity; Waiver of Default............................23
   Section 4.2          Collection of Indebtedness by Trustee; Trustee May Prove Debt............................25
   Section 4.3          Application of Proceeds..................................................................27
   Section 4.4          Suits for Enforcement....................................................................28
   Section 4.5          Restoration of Rights on Abandonment of Proceedings......................................28
   Section 4.6          Limitations on Suits by Securityholders..................................................28
   Section 4.7          Unconditional Right of Securityholders to Institute Certain Suits........................29
   Section 4.8          Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default..................29
   Section 4.9          Control by Securityholders...............................................................29

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   Section 4.10         Waiver of Past Defaults..................................................................30
   Section 4.11         Trustee to Give Notice of Default, But May Withhold in Certain Circumstances.............30
   Section 4.12         Right of Court to Require Filing of Undertaking to Pay Costs.............................31
Article 5 CONCERNING THE TRUSTEE
   Section 5.1          Duties and Responsibilities of the Trustee; During Default; Prior to Default.............31
   Section 5.2          Certain Rights of the Trustee............................................................32
   Section 5.3          Trustee Not Responsible for Recitals, Disposition of Securities or Application
                        of Proceeds Thereof......................................................................33
   Section 5.4          Trustee and Agents May Hold Securities; Collections, etc.................................33
   Section 5.5          Moneys Held by Trustee...................................................................34
   Section 5.6          Compensation and Indemnification of Trustee and Its Prior Claim..........................34
   Section 5.7          Right of Trustee to Rely on Officers' Certificate, etc...................................34
   Section 5.8          Persons Eligible for Appointment as Trustee..............................................34
   Section 5.9          Resignation and Removal; Appointment of Successor Trustee................................35
   Section 5.10         Acceptance of Appointment by Successor Trustee...........................................36
   Section 5.11         Merger, Conversion, Consolidation or Succession to Business of Trustee...................36
   Section 5.12         Trustee's Application for Instructions from the Issuer...................................37
Article 6 CONCERNING THE SECURITYHOLDERS
   Section 6.1          Evidence of Action Taken by Securityholders..............................................37
   Section 6.2          Proof of Execution of Instruments and of Holding of Securities; Record Date..............37
   Section 6.3          Holders to be Treated as Owners..........................................................38
   Section 6.4          Securities Owned by Issuer Deemed Not Outstanding........................................38
   Section 6.5          Right of Revocation of Action Taken......................................................38
Article 7 SUPPLEMENTAL INDENTURES
   Section 7.1          Supplemental Indentures Without Consent of Securityholders...............................39
   Section 7.2          Supplemental Indentures With Consent of Securityholders..................................40
   Section 7.3          Effect of Supplemental Indenture.........................................................41
   Section 7.4          Documents to Be Given to Trustee.........................................................41
   Section 7.5          Notation on Securities in Respect of Supplemental Indentures.............................41
   Section 7.6          Consent of Holders of Senior Debt........................................................41
Article 8 CONSOLIDATION, MERGER, SALE OR CONVEYANCE
   Section 8.1          Issuer May Consolidate, etc., on Certain Terms...........................................42
   Section 8.2          Successor Corporation Substituted........................................................42
   Section 8.3          Opinion of Counsel to Trustee............................................................42
Article 9 SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS
   Section 9.1          Satisfaction and Discharge of Indenture..................................................43
   Section 9.2          Issuer's Option to Effect Defeasance or Covenant Defeasance..............................44
   Section 9.3          Defeasance and Discharge.................................................................44
   Section 9.4          Covenant Defeasance......................................................................44
   Section 9.5          Conditions to Defeasance or Covenant Defeasance..........................................45
   Section 9.6          Application by Trustee of Funds Deposited for Payment of Securities......................46
   Section 9.7          Repayment of Moneys Held by Paying Agent.................................................47

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   Section 9.8          Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years................47
   Section 9.9          Indemnity for Money and Direct Obligations of the United States..........................47
   Section 9.10         Reinstatement............................................................................47
Article 10 MISCELLANEOUS PROVISIONS
   Section 10.1         Incorporators, Shareholders, Officers and Directors of Issuer Exempt from
                        Individual Liability.....................................................................47
   Section 10.2         Provisions of Indenture for the Sole Benefit of Parties and Securityholders..............48
   Section 10.3         Successors and Assigns of Issuer Bound by Indenture......................................48
   Section 10.4         Notices and Demands on Issuer, Trustee and Securityholders...............................48
   Section 10.5         Officers' Certificates and Opinions of Counsel; Statements to be Contained Therein.......48
   Section 10.6         Payments Due on Saturdays, Sundays and Holidays..........................................49
   Section 10.7         Conflict of Any Provision of Indenture with Trust Indenture Act of 1939..................49
   Section 10.8         New York Law to Govern...................................................................50
   Section 10.9         Counterparts.............................................................................50
   Section 10.10        Effect of Headings.......................................................................50
Article 11 GUARANTY
   Section 11.1         Guaranty.................................................................................50
   Section 11.2         Execution and Delivery of Guaranty.......................................................52
   Section 11.3         Successors and Assigns...................................................................52
   Section 11.4         No Waiver, Etc...........................................................................52
   Section 11.5         Modification, Etc........................................................................52
Article 12 SECURITY
   Section 12.1         Security Interest........................................................................53
   Section 12.2         Mortgages................................................................................53
   Section 12.3         No Assumption of Liability...............................................................53
   Section 12.4         Filings and Recordings...................................................................53
   Section 12.5         Limitation on Modification of Accounts...................................................54
   Section 12.6         Insurance................................................................................54
   Section 12.7         Remedies upon Default....................................................................55
   Section 12.8         Acceleration and Directions by the Securityholders.......................................56
   Section 12.9         Application of Proceeds..................................................................56
   Section 12.10        Trust Indenture Act Requirements; Release of Collateral..................................57
   Section 12.11        Disposition of Certain Collateral without Requesting Release.............................58
   Section 12.12        Releases.................................................................................59
   Section 12.13        Suits to Protect the Collateral..........................................................60
   Section 12.14        Determinations Relating to Collateral....................................................61
   Section 12.15        Termination of Security Interest.........................................................61
   Section 12.16        Application of Trust Indenture Act.......................................................61

Article 13 SUBORDINATION
   Section 13.1         Securities Subordinated to Senior Debt with Respect to Collateral........................61
   Section 13.2         Payment Over of Proceeds.................................................................62
   Section 13.3         Obligations of the Issuer and Guarantor Subsidiary Unconditional.........................63
   Section 13.4         Notice to Trustee; Trustee's Obligations.................................................63

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   Section 13.5         Reliance on Judicial Order or Certificate of Liquidating Agent...........................64
   Section 13.6         Trustee's Relation to Senior Debt........................................................64
   Section 13.7         Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders
                        of Senior Debt...........................................................................65
   Section 13.8         Security Holders Authorize Trustee To Effectuate Subordination of Securities.............65
   Section 13.9         Trustee's Compensation Not Prejudiced....................................................65
   Section 13.10        Delay of Remedies........................................................................65
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         THIS INDENTURE, dated as of __________________, 2001, between CONE
MILLS CORPORATION, a North Carolina corporation (the "Issuer"), and THE BANK OF
NEW YORK, a New York banking corporation, as Trustee (the "Trustee"),


                              W I T N E S S E T H:

         WHEREAS, the Issuer has duly authorized the issue of up to $85,000,000 in principal amount of its Secured Subordinated 11% Debentures Due March 15, 2005 (the "Securities"); and

         WHEREAS, the Issuer wishes the Trustee to act on behalf of the Issuer and the Trustee is willing so to act in connection with the issuance, delivery and exchange of the Securities; and

         WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

         NOW, THEREFORE:

         In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                    Article 1
                                   DEFINITIONS

         Section 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein," and "hereof" and "hereafter" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

         "Account Debtor" means any person who is or who may become obligated to either Grantor under, with respect to or on account of an Account.


         "Accounts" means any and all right, title and interest of either Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including Accounts Receivable from affiliates of the Grantors.

         "Accounts Receivable" means all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "Attributable Debt" means, in connection with a Sale and Lease-Back Transaction, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the interest borne by all Outstanding Securities compounded semi-annually) of the obligations of the Issuer or any Subsidiary for net rental payments during the remaining term of the applicable lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

         "Bankruptcy Proceeding" means, with respect to any Person, a general assignment of such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

         "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

         "Business Day" means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized or obligated by law or regulation to close.


         "Collateral" means all of the following assets and properties of the Issuer and of the Subsidiary Guarantor (a) Accounts Receivable other than Excluded Accounts, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) Proceeds, (g) capital stock of the Subsidiary Guarantors, (h) Real Property, and (i) cash and cash accounts, whether now owned or hereafter acquired, other than Excluded Assets.


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         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Issuer and its Subsidiaries as of the end of a fiscal quarter of the Issuer, prepared in accordance with generally accepted accounting principles, plus the outstanding balance of any Receivables Securitization Program, less (a) all current liabilities shown on such balance sheet (other than current maturities of Funded Indebtedness), (b) all intangible assets shown on such balance sheet, and (c) all assets that do not constitute Collateral securing payment of the Securities other than assets held in the Receivables Securitization Program and prepaid expenses as determined in accordance with generally accepted accounting principles. "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, pensions, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term "intangible assets" include product development costs.

         "Copyright License" means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by either Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" means all of the following now owned or hereafter acquired by either Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States , whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.


         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, 21st Floor West, New York, New York 10286, Attention: Corporate Trust Administration.

         "Credit Agreement" means the Credit Agreement, dated as of January 28, 2000, among the Issuer, Bank of America, N.A., as agent and as lender, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guaranty agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Obligations under such agreement or any

                                       3
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successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "Depositary" means, unless otherwise specified by the Issuer pursuant to Section 2.12, with respect to Securities issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

         "Documents" means all instruments, documents of title, drafts, notes, acceptances and chattel paper, whether now owned or hereafter acquired, files, records, ledger sheets and documents covering or relating to any of the Collateral.

         "Dollar" means the coin or currency of the United States of America that as of the time of payment is legal tender for the payment of public and private debts.

         "Event of Default" means any event or condition specified as such in
Section 4.1.

         "Equipment" means all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by either Grantor and located in the United States. The term Equipment shall include Fixtures.


         "Excluded Accounts" means any Accounts Receivable sold, contributed or otherwise transferred to the Receivables Seller pursuant to any Receivables Securitization Program.

         "Excluded Assets" means (i) Excluded Accounts, (ii) real property not listed on Schedule I, (iii) assets not Located in the United States, (iv) the capital stock or other equity interest of (X) Persons organized under the laws of a jurisdiction other than the United States or any state or other political subdivision thereof or (Y) Persons primarily conducting their business outside the United States, and (v) the cash surrender values and the proceeds of life insurance policies owned by Issuer or the Grantors.

         "Fixtures" means all items of Equipment, whether now owned or hereafter acquired, of either Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.


         "Fully Satisfied" means, with respect to the Senior Debt, (i) the principal of and interest on the Obligations arising under such Senior Debt shall have been paid in full in cash, (ii) the aggregate undrawn and unexpired amount of any outstanding letters of credit shall have been cash collateralized on terms satisfactory to the holders of such Senior Debt, (iii) all interest swap agreements with holders of Senior Debt shall have been terminated or all obligations of the Issuer thereunder shall have been cash collateralized on terms satisfactory to the holders of such Senior Debt, and (iv) the commitments or other obligations of the holders of any Senior Debt to make additional advances of funds shall have expired or been terminated.

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         "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

         "General Intangibles" means all choses in action and causes of action and all other assignable intangible personal property of either Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by either Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to either Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

         "Global Security" means a Security issued to evidence all or part of the Securities which is executed by the Issuer and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to an Issuer order, which shall be registered in the name of the Depositary or its nominee.


         "Grantors" means the Issuer and the Subsidiary Guarantor, and "Grantor" means either of the Issuer or the Subsidiary Guarantor.

         "Holder", "Holder of Securities", "Securityholder" or other similar terms mean the registered holder of any Security.

         "Indebtedness" means, without duplication, (a) all Obligations for borrowed money, (b) all Obligations evidenced by bonds, debentures, Securities or other similar instruments, (c) all Obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (d) all Obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (e) all Obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and (f) all Indebtedness of others guaranteed by the Issuer or any of its Subsidiaries or for which the Issuer or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others) and (g) the balance of any Receivables Securitization Program.

         "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of the Securities established as contemplated hereunder.

         "Intellectual Property" means all intellectual and similar property of either Grantor of every kind and nature now owned or hereafter acquired by either Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Inventory" means all goods manufactured or acquired for sale or lease by either Grantor, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of either Grantor, or which may contribute to the finished product or to the sale, promotion or shipment thereof, in which either Grantor now or hereafter may have any interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of either Grantor or is held by either Grantor or by others for such Grantor's account, excluding, however, any of the foregoing that is not located in the United States.


         "Issuer" means Cone Mills Corporation, a North Carolina corporation , and, subject to Article 8, its successors and assigns.

         "License" means any Patent License, Trademark License, Copyright License or other license or sublicense to which either Grantor is a party (other than license agreements which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

         "Lien" or "Liens" means the liens granted to the Trustee as Trustee under the Security Documents.

         "Located in the United States" means Collateral that is situated in and relates to business arising from manufacturing operations carried on within the United States of America or is primarily used with respect to such manufacturing operations. Notwithstanding the foregoing sentence, Accounts are located in the United States if they are Accounts owed to either Grantor.


         "Morgan Swap Agreement" means that certain ISDA Master Agreement dated as of July 20, 1998 between the Issuer and Morgan Guaranty Trust Company of New York, as supplemented pursuant to that certain letter agreement dated as of July 20, 1998, together with the documents related thereto, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the term of, refinancing, replacing or otherwise restructuring all or any portion of the obligations under such agreements or any successor or replacement agreement and whether by the same or any other counterpart.

         "Mortgages" means the mortgages and deeds of trust on the Real Property in favor of the Trustee on behalf of the Securityholders.

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations under letters of credit), damages and other liabilities payable under the documentation governing or otherwise relating to any Indebtedness.

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         "Officers' Certificate" means a certificate signed by the chairman or any vice chairman of the Board of Directors or the president or any vice president and by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 10.5.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 10.5, if and to the extent required hereby.

         "Ordinary Course of Business" means, with respect to sales of Inventory or services performed, all sales of Inventory or services performed by a Grantor in the ordinary course of business, but in any event excluding (i) "bulk transfers" as defined in Section 6-102 of the Uniform Commercial Code, (ii) such sales and services after the time there shall have occurred an Event of Default under Article 4 and (iii) such sales and services after the time the Trustee has taken possession of such Inventory after the occurrence of an Event of Default and a Grantor has rights in such Inventory pursuant to Section 9-506 of the Uniform Commercial Code.

         "Original Issue Date" of any Security (or portion thereof) means the earlier of: (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

         "Outstanding", when used with reference to Securities, shall, subject to the provisions of Section 6.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation, (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent), provided, that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice, and (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

         In determining whether the Holders of the requisite Principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Issuer, any of its subsidiaries or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or both, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

         "Patent License" means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by either Grantor or which either Grantor otherwise has the right to license, is in existence, or granting to either Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of either Grantor under any such agreement.

         "Patents" means all of the following now owned or hereafter acquired by either Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Principal" whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any."

         "Priority Collateral" means the certain personal and real property, assets and fixtures of the Grantors, whether now existing or hereafter arising, created or acquired, upon which a Priority Lien has been granted to, or hereafter is granted to or for the benefit of, the Priority Securityholders pursuant to the Priority Security Instruments.

         "Priority Lien" means any lien securing a Priority Obligation.

         "Priority Mortgages" means, collectively, all mortgages, deeds of trust and deeds to secure debt granting a Priority Lien by either Grantor to or for the benefit of the Priority Securityholders in Priority Collateral constituting real property and fixtures as collateral security for the Priority Obligations with respect thereto, as such documents may be amended, supplemented or restated from time to time.


         "Priority Obligations" means all obligations secured by liens against the Collateral permitted by Section 3.9(a) through (j) of this Indenture.

         "Priority Securityholders" means all holders of liens against the Collateral permitted by Section 3.9 (a) through (j) of this Indenture.

         "Priority Security Agreements" means collectively that certain Priority Security Agreement dated as of January 28, 2000, and each additional Priority Security Agreement entered into after the date hereof by either Grantor in accordance with the terms of any document governing any of the Priority Obligations, granting a Priority Lien to or for the benefit of any Priority Securityholder.

         "Priority Security Instruments" means the Priority Security Agreements and the Priority Mortgages, each granting a Priority Lien for the benefit of any Priority Securityholder as collateral security for the Priority Obligations, as amended, supplemented or restated from time to time.

         "Proceeds" means all property of any kind or character, whether in cash securities or other property, realized or obtained upon any foreclosure, sale, exchange, transfer, setoff, recoupment or other disposition or retention (whether in strict foreclosure or otherwise) with respect to any of the Collateral.

         "Real Property" means all items of real property owned by the Issuer that are listed in Schedule I.

         "Receivables Seller" means Cone Receivables II, LLC, a North Carolina limited liability company, or any other entity hereafter designated by the Issuer to purchase Accounts Receivable from the Issuer for securitization, factoring or any similar arrangement.

         "Receivables Securitization Program" means any arrangement pursuant to which the Issuer or any of its Subsidiaries sells, contributes or otherwise transfers its Accounts Receivable to a Receivables Seller, whether for securitization, factoring or any similar arrangement.

         "Representative" means the collateral agent or other representative, if any, in respect of the holders of Senior Debt or any successor Person appointed by the holders of Senior Debt; provided that if, and for so long as, the holders of Senior Debt lack such a representative, then the Representative shall be the holders of a majority in outstanding principal amount of Senior Debt.

         "Responsible Officer" when used with respect to the Trustee means any vice president, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Issuer or a Subsidiary of any property or assets, whereby such property or asset has been or is to be sold or transferred by the Issuer or any Subsidiary to such Person; provided, however, that the foregoing shall not include any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

         "Security" or "Securities" means securities that have been authenticated and delivered under this Indenture.

         "Security Documents" means any agreements and Mortgages executed by the Grantors necessary to create a Security Interest in favor of the Trustee and the Security Holders in the Collateral.

         "Security Interest" means the security interests granted under Section 12.1.

         "Senior Credit Documents" means the Credit Agreement, the Senior Note Agreement, the Morgan Swap Agreement, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Obligations under such agreement or any successor or replacement agreement and any other agreement evidencing or creating Senior Debt whether by the same or any other creditor or group of creditors, and any and all notes, documents and agreements relating thereto, including all documents and agreements guaranteeing all or any portion of the Senior Debt or granting any lien, mortgage or security interest on any property or asset of the Issuer or any of its Subsidiaries as security for all or any portion of the Senior Debt.

         "Senior Credit Facility" means the credit facilities and Obligations arising under the Senior Credit Documents and any credit facility or facilities entered into by the Issuer refinancing, renewing, replacing, amending or extending all or part of such credit facilities or Obligations.

         "Senior Credit Facility Debt" means all Obligations arising under the Senior Credit Documents.

         "Senior Debt" means the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a Bankruptcy Proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (i) the Senior Credit Facility (including guarantees thereof), whether outstanding on the Issue Date or thereafter incurred and (ii) all other Indebtedness secured by liens permitted under Section 3.9(i) hereof. Notwithstanding the foregoing, Senior Debt shall not include that portion of any Indebtedness that would otherwise be Senior Debt if and to the extent that at the time incurred such Indebtedness exceeds the aggregate amount of Senior Debt permitted to be secured by liens pursuant to Section 3.9(i) hereof.

         "Senior Note Agreement" means that certain Note Agreement dated as of August 13, 1992 between the Issuer and The Prudential Insurance Company of America, together with the securities and other documents related thereto, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreements or any successor or replacement agreement and whether by the same or any other holder of the securities issued thereunder.

         "Subsidiary" means any corporation, association, limited liability company, partnership, joint venture or other business entity of which at least a majority of the total voting power of outstanding securities or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time directly or indirectly owned or controlled by the Issuer or by one or more Subsidiaries or by the Issuer and one or more Subsidiaries; provided, however, that the term "Subsidiary" shall not include (i) the joint venture between Cone Mills (Mexico), S.A. de C.V. and Compania Industrial de Parras, S.A. de C.V., (ii) Cone Mills (Mexico), S.A. de C.V. or (iii) any other corporation, association, limited liability company, partnership, joint venture or business entity substantially all the property of which is located, or substantially all of the business of which is carried on, outside the United States of America; provided, further, that notwithstanding the foregoing, the term "Subsidiary" shall include Cone Receivables II, LLC or any other special purpose entity which purchases and securitizes accounts receivable of the Issuer and its Subsidiaries and in which the Issuer and one or more Subsidiaries holds the primary economic interest.

         "Subsidiary Guarantor" means Cone Foreign Trading , LLC, each a wholly owned Subsidiary of the Issuer.

         "Trademark License" means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by either Grantor or which either Grantor otherwise has the right to license, or granting to either Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of either Grantor under any such agreement.

         "Trademarks" shall mean all of the following now owned or hereafter acquired by either Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and used by either Grantor in the United States, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.


         "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee.

         "Trust Indenture Act of 1939" (except as otherwise provided in Sections
7.1 and 7.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

         "Vice President" when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president."

         "Yield to Maturity" means the yield to maturity of the Securities, calculated at the time of issuance, or, if applicable, at the most recent redetermination of interest, and calculated in accordance with accepted financial practice.

                                    Article 2
                                   SECURITIES

         Section 2.1 Forms Generally. The Securities, the Trustee's authentication thereof, and the form of guaranty shall be substantially in the form of Debenture annexed hereto as Exhibit A.

         The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         Section 2.2 Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

         This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK, as Trustee

                                       By:____________________________________
                                       Authorized Signatory

                                       Dated:_________________________________

         Section 2.3 Amount of Debentures. The aggregate Principal amount of Securities which may be authenticated and delivered under this Indenture is $85,000,000.

         Section 2.4 Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver for original issue Securities in the aggregate principal amount of up to $85,000,000 to or upon the written order of the Issuer, signed by both (a) the chairman of its Board of Directors, or any vice chairman of its Board of Directors, or its president or any vice president and (b) by its secretary or any assistant secretary or its treasurer or any assistant treasurer, without any further action by the Issuer.

         The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by a trust committee of Responsible

Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.

         Section 2.5 Execution of Securities. The Securities shall be signed on behalf of the Issuer by both (a) the chairman of its Board of Directors or any vice chairman of its Board of Directors or its president or any vice president and (b) by its treasurer or any assistant treasurer or its secretary or any assistant secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

         In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such Persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of execution and delivery of this Indenture any such Person was not such an officer.

         Section 2.6 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

         Section 2.7 Denomination and Date of Securities; Payments of Interest . The Securities shall be issuable as registered securities without coupons in denominations of $1,000 and any multiple thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

         Each Security shall be dated the date of its authentication, shall bear interest at the rate of 11% per annum, from the date and shall be payable on the 15th day of March and of September of each year.

         The Person in whose name any Security is registered at the close of business on any record date with respect to any interest payment date for Securities shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

         Section 2.8 Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

         Upon due presentation for registration of transfer of any Security at any such office or agency to be maintained for the purpose as provided in
Section 3.2, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate Principal amount.

         Any Security or Securities may be exchanged for a Security or Securities in other authorized denominations, in an equal aggregate Principal amount. Securities to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

         All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee, duly executed by the Holder or his attorney duly authorized in writing.

         The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

         The Issuer shall not be required to exchange or register a transfer of
(a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

         All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         None of the Issuer, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         Section 2.9 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

         Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

         Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         Section 2.10 Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such cancelled Securities in its customary manner. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

         Section 2.11 Temporary Securities. Pending the preparation of definitive Securities, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate Principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

         Section 2.12 Securities Issuable in the Form of a Global Security.

                  (a) The Securities may be issued in whole or in part in the form of one or more Global Securities, and the Issuer shall execute and the Trustee shall, in accordance with Section 2.4 and the Issuer order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which

                           (i) shall represent, and shall be denominated in an
                  amount equal to the aggregate Principal amount of, the Outstanding Securities to be represented by such Global Security or Securities,

                           (ii) shall be registered in the name of the
                  Depositary for such Global Security or Securities or its nominee,

                           (iii) shall be delivered by the Trustee to the
                  Depositary or pursuant to the Depositary's instruction and

                           (iv) shall bear a legend substantially to the
                  following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive form, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

                  (b) Notwithstanding any other provision of this Section 2.12 or of Section 2.8, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.8, only to another nominee of the Depositary for such Global Security, or by the nominee of the Depositary to the Depositary, or to a successor Depositary for such Global Security selected or approved by the Issuer or to a nominee of such successor Depositary.

                  (c) (i) If at any time the Depositary for a Global Security notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Issuer shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer's election to have the Securities issued in whole or in part in the form of Global Securities shall no longer be effective with respect to such Global Security and the Issuer will execute, and the Trustee, upon receipt of an Issuer order for the authentication and delivery of individual Securities in exchange for such Global Security, will authenticate and deliver individual Securities of like tenor and terms in definitive form in an aggregate Principal amount equal to the Principal amount of the Global Security in exchange for such Global Security.

                  (c) (ii) The Issuer may at any time and in its sole discretion determine that the Securities issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Issuer order for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of like tenor and terms in definitive form in an aggregate Principal amount equal to the Principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

                  (c) (iii) If specified by the Issuer with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge, (A) to each Person specified by such Depositary a new Security or Securities of like tenor and terms and of any authorized denomination as requested by such Person in aggregate Principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (B) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the Principal amount of the surrendered Global Security and the aggregate Principal amount of Securities delivered to Holders thereof.

                  (c) (iv) In any exchange provided for in any of the preceding three paragraphs, the Issuer will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

         Section 2.13 CUSIP Numbers. The Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    Article 3
                     COVENANTS OF THE ISSUER AND THE TRUSTEE

         Section 3.1 Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the Securities that it will duly and punctually pay or cause to be paid the Principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in such Securities. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the Holders of Securities entitled thereto as they shall appear on the registry books of the Issuer.

         Section 3.2 Offices for Payments, etc. So long as any of the Securities remain outstanding, the Issuer will maintain in The Borough of Manhattan, The City of New York: an office or agency

                  (a) where the Securities may be presented for payment,

                  (b) where the Securities may be presented for registration of transfer and for exchange as provided in this Indenture and

                  (c) where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served.

The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer hereby initially designates the Corporate Trust Office as the office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

         Section 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee with respect to the Securities issued hereunder.

         Section 3.4 Paying Agent. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

                  (a) that it will hold all sums received by it as such agent, for the payment of the Principal of or interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities or of the Trustee,

                  (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the Principal of or interest on the Securities when the same shall be due and payable, and

                  (c) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

         The Issuer will, on or prior to each due date of the Principal of or interest on the Securities, deposit with the paying agent a sum sufficient to pay such Principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

         If the Issuer shall act as its own paying agent with respect to the Securities, it will, on or before each due date of the Principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such Principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

         Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

         Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 5.4 and 5.5.

         Section 3.5 Certificate of the Issuer. The Issuer will furnish to the Trustee on or before 90 days after the end of each fiscal year of the Issuer (beginning with 2001) a brief certificate (which need not comply with Section 10.5) executed by the principal executive, financial or accounting officer of the Issuer on its behalf as to his or her knowledge, after due inquiry, of the Issuer's compliance with all covenants and agreements under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

         Section 3.6 Security Holders Lists. If and so long as the Trustee shall not be the Security registrar for the Securities, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semi-annually not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date in each year and
(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

         Section 3.7 Reports by the Issuer. The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 3.8 Reports by the Trustee. Any Trustee's report required under
Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before May 15 in each year following the date hereof, so long as any Securities are outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

         Section 3.9 Limitations on Liens. After the date hereof and so long as any Securities are Outstanding (but subject to defeasance as provided in Article
9), the Issuer will not, and will not permit any Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a "lien") upon any property or assets of the Issuer or such Subsidiary or any shares of stock of or Indebtedness issued by any Subsidiary (whether such property, assets, shares of stock or Indebtedness are now owned or hereafter acquired) unless such lien, with respect to the Collateral, is junior in priority to the Liens held by the Trustee pursuant to
Article 12 of this Indenture, except that the following liens will be prior to the Liens held by the Trustee:

                  (a) liens on the property, assets, shares of stock or Indebtedness of any Person existing at the time such Person becomes a Subsidiary;

                  (b) liens on property, assets, shares of stock or Indebtedness of a Person existing at the time such Person is merged into or consolidated with the Issuer or a Subsidiary or at the time all or substantially all of such property, assets or shares of stock of such Person are purchased, leased or otherwise acquired by the Issuer or a Subsidiary;

                  (c) liens existing at the time of acquisition of the property or assets affected thereby by the Issuer or a Subsidiary, or liens to secure the payment of all or any part of the purchase price of such property or assets or to secure any Indebtedness incurred, assumed or guaranteed by the Issuer or a Subsidiary prior to, at the time of, or within one year after the acquisition of such property or assets (or in the case of real property, the completion of construction (including any improvements on an existing property or asset) or commencement of full operation of such property or asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any property or assets theretofore owned by the issuer or a Subsidiary other than the property or assets so acquired, constructed or improved;

                  (d) liens to secure Indebtedness of a Subsidiary to the Issuer or to another Subsidiary;

                  (e) liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the property or assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

                  (f) pledges, liens or deposits under worker's compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Issuer or any Subsidiary is a party, or to secure the public or statutory obligations of the Issuer or any Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits or any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Issuer or any Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

                  (g) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Issuer or any Subsidiary with respect to which the Issuer or such Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer or such Subsidiary is a party;

                  (h) liens for taxes or assessments or governmental charges or levies not yet delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; liens of carriers, warehouseman, mechanics and materialman incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings; statutory liens of banks and other financial institutions arising during the collection of instruments in the ordinary course of business; and any other liens or charges incidental to the conduct of the business of the Issuer or any Subsidiary or the ownership of the property or assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Board of Directors of the Issuer, materially impair the use of such property or assets in the operation of the business of the Issuer or such Subsidiary or the value of such property or assets for the purposes of such business;


                  (i) liens not permitted by clauses (a) through (h) above, if at the time of, and after giving effect to, the execution and delivery of the security document granting any such lien (or at the time of, and after giving effect to, the assumption of any such lien), the aggregate amount of all outstanding Indebtedness of the Issuer and its Subsidiaries (considering the maximum amount committed under any revolving credit facility as outstanding Indebtedness) (without duplication) secured by all such liens not permitted by clauses (a) through (h) above, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) of Section 3.10, does not exceed 55% of Consolidated Net Tangible Assets; or

                  (j) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part of any lien referred to in the foregoing clauses (a) to (e), inclusive; provided, however, that the Principal amount of Indebtedness secured thereby shall not exceed the Principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets (or any replacements therefor) which secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

         Section 3.10 Limitations on Sale and Lease-Back Transactions. The Issuer will not, and will not permit any Subsidiary to, enter into any Sale and Lease-Back Transaction, unless:

                  (a) the Issuer or such Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a Priority Lien on the property or assets to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction; or

                  (b) the direct or indirect proceeds of the sale of the property or assets to be leased are at least equal to their fair value (as determined by Board of Directors of the Issuer) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 90 days of the effective date of any such Sale and Lease-Back Transaction, (i) to the purchase or acquisition (or, in the case of real property, the commencement of construction) of property or assets or (ii) to the retirement or repayment (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Securities or of Funded Indebtedness of the Issuer ranking on a parity with or senior to the Securities or of Funded Indebtedness of a consolidated Subsidiary; provided, that there shall be credited to the amount of net proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the Principal amount of Securities delivered within 90 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by the Issuer within such 90 day period, excluding retirements of Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

         Section 3.11 Notice to Trustee. The Issuer shall provide written notice to the Trustee within 30 days of the occurrence of any Event of Default under
Section 4.1.

         Section 3.12 Calculation of Original Issue Discount. The Issuer shall, if applicable, file with the Trustee promptly at the end of each calendar year
(i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

         Section 3.13 Statement by Officers as to Default. The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Issuer proposes to take with respect thereto.

                                    Article 4
                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

         Section 4.1 Event of Default; Acceleration of Maturity; Waiver of Default. "Event of Default" with respect to Securities wherever used herein, means any one of the following events shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                  (b) default in the payment of all or any part of the Principal on any of the Securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

                  (c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities; or


                  (d) default in the performance or breach of any covenant or agreement of the Issuer or the Subsidiary Guarantor contained in the Securities or in this Indenture (other than a covenant or agreement the default in the performance or breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in Principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (e) an event of default, as defined in any indenture, including this Indenture, or instrument evidencing or under which the Issuer, on the date any determination shall be made under this clause
         (e), shall have outstanding at least $15,000,000 aggregate principal amount of indebtedness for borrowed money shall happen and be continuing and such event of default shall involve the failure to pay the principal of or interest on such indebtedness (or any part thereof) on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 10 Business Days after notice thereof shall have been given to the Issuer by the Trustee (if such event be known to it) or to the Issuer and the Trustee by the Holders of at least 25% in aggregate Principal amount of all of the Securities at the time Outstanding (treated as one class); provided, that, if such event of default under such indenture or instrument shall be remedied or cured by the Issuer or waived by the requisite Holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders, and provided further, however, that, subject to the provisions of Sections
         5.1 and 5.2, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Issuer, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate Principal amount of the Securities at the time Outstanding; or

                  (f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (g) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors.

         If an Event of Default described in clauses (a), (b), (c) or (d) occurs and is continuing, then, and in each and every such case, unless the Principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate Principal amount of the Securities then Outstanding hereunder by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire Principal of the Securities and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

         The foregoing provisions, however, are subject to the condition that if, at any time after the Principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the Principal of all Securities specified in the Securities to the date of such payment or deposit and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trust except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the Principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein--then and in every such case the Holders of a majority in aggregate Principal amount of all the Securities then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to all the Securities, and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

         Section 4.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on the

Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the Principal of the Securities when the same shall have become due and payable, whether upon maturity of the Securities or upon any redemption or by declaration or otherwise--then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all Securities for Principal or interest, as the case may be; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

         Until such demand is made by the Trustee, the Issuer may pay the Principal of and interest on the Securities to the Holders, whether or not the Principal of and interest on the Securities be overdue.

         In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the Principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (a) to file and prove a claim or claims for the whole amount of Principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of' the Issuer or such other obligor,

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other, bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

                  (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.6.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment, liquidation or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except as set forth in clause (b) of the preceding paragraph.

         All rights of action and to assert claims under this Indenture or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

         Section 4.3 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced Principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

         FIRST: To the payment of costs and expenses applicable to such series in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.6;

         SECOND: In case the Principal of the Securities in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

         THIRD: In case the Principal of the Securities in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of original issue Discount Securities) specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such Principal and interest or Yield to Maturity, without preference or priority of Principal over interest or Yield to Maturity, or of interest or Yield to Maturity over Principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such Principal and accrued and unpaid interest or Yield to Maturity; and

         FOURTH:  To the payment of the remainder, if any, to the Issuer.

         Section 4.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Section 4.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

         Section 4.6 Limitations on Suits by Securityholders. No Holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at

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

law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided and unless also the Holders of not less than 25% in aggregate Principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 4.7 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the Principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 4.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

         Section 4.9 Control by Securityholders. The Holders of a majority in aggregate Principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities by this Indenture; provided, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by a trust committee of Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearance specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

         Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

         Section 4.10 Waiver of Past Defaults. Prior to a declaration of the acceleration of the maturity of the Securities as provided in Section 4.1, the Holders of a majority in aggregate Principal amount of the Securities at the time Outstanding may on behalf of the Holders of all the Securities waive any past default or Event of Default described in clause (d) of Section 4.1, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Holder affected as provided in Section
7.2. Prior to a declaration of acceleration of the maturity of the Securities as provided in Section 4.1, the Holders of Securities of a majority in Principal amount of all the Securities then Outstanding may on behalf of all Holders waive any past default or Event of Default referred to in said clause (d) which relates to all Securities then Outstanding, or described in clause (e), (f) or
(g) of Section 4.1, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected as provided in Section 7.2. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively.

         Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 4.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall give to the Securityholders, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults actually known to a Responsible Officer of the Trustee which have occurred, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided, that, except in the case of default in the payment of the Principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

         Section 4.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in the aggregate Principal amount of the Securities, or in the case of any suit relating to or arising under clauses (d), (e), (f) or (g) of Section 4.1, or to any suit instituted by any Securityholder for the enforcement of the payment of the Principal of or interest on any Security on or after the due date expressed in such Security.

                                    Article 5
                             CONCERNING THE TRUSTEE

         Section 5.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (a) prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default which may have occurred:

                           (i) the duties and obligations of the Trustee with
                  respect to the Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on the part of the
                  Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 4.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

         The provisions of this Section 5.1 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

         Section 5.2 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.1:

                  (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

                  (c) the Trustee may consult with counsel of its own selection and any advice or opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate Principal amount of the Securities then outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation reasonably requested by the Holders as aforesaid shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and

                  (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

         Section 5.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

         Section 5.4 Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and its Subsidiaries and receive, collect, hold and retain collections from, make loans to, or perform other services for, the Issuer and its Subsidiaries with the same rights it would have if it were not the Trustee or such agent.

         Section 5.5 Moneys Held by Trustee. Subject to the provisions of
Section 9.8 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

         Section 5.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Issuer and the Trustee shall from time to time agree upon in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its negligence or willful misconduct. The Issuer also covenants to fully indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability or expense is due to the negligence or willful misconduct of the Trustee or such predecessor trustee. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of Securities, and the Securities are hereby subordinated to such senior claim.

         Section 5.7 Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

         Section 5.8 Persons Eligible for Appointment as Trustee. The Trustee for Securities hereunder shall at all times be a corporation having a combined capital and surplus of at least $50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         Section 5.9 Resignation and Removal; Appointment of Successor Trustee.

                  (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign as trustee by giving written notice of resignation to the Issuer and by mailing notice thereof by first class mail to Holders of the applicable series of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribed, appoint a successor trustee.

                  (b) In case at any time any of the following shall occur:

                           (i) the Trustee shall fail to comply with the
                  provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to of the Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months; or

                           (ii) the Trustee shall cease to be eligible in
                  accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

                           (iii) the Trustee shall become incapable of acting
                  with respect to the Securities, or shall be adjudged bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

                  then, in any such case, the Issuer may remove the Trustee with respect to the Securities and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                  (c) The Holders of a majority in aggregate Principal amount of the Securities at the time Outstanding may at any time remove the Trustee with respect to the Securities and appoint a successor trustee with respect to the Securities by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.1 of the action in that regard taken by the Securityholders.

                  (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

         Section 5.10 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.8, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing to more fully confirm to such successor trustee all such rights, powers, duties and obligations. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

         Upon acceptance of appointment by any successor trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first class mail to the Holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

         Section 5.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, that such corporation or national banking association shall be eligible under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         Section 5.12 Trustee's Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                    Article 6
                         CONCERNING THE SECURITYHOLDERS

         Section 6.1 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in Principal amount of the Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections
5.1 and 5.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

         Section 6.2 Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.1 and 5.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

         Section 6.3 Holders to be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

         Section 6.4 Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate Principal amount of Outstanding Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all securities not listed therein are outstanding for the purpose of any such determination.

         Section 6.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the percentage in aggregate Principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate Principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

                                    Article 7
                             SUPPLEMENTAL INDENTURES

         Section 7.1 Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

                  (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

                  (b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article 8;

                  (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate Principal amount of the Securities to waive such an Event of Default;

                  (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect;

                  (e) to establish the form of Securities as permitted by
         Section 2.1; and

                  (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Section 5.10.

         The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 7.2.

         Section 7.2 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in aggregate Principal amount of the Securities at the time outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the Principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the Principal thereof (including any amount in respect of original issued discount) or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

         Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 6.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first class mail to the Holders of Securities affected thereby at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 7.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 7.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 7 complies with the applicable provisions of this Indenture.

         Section 7.5 Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting.

         Section 7.6 Consent of Holders of Senior Debt. Notwithstanding anything to the contrary in this Indenture, no supplemental indenture provided for under this Article 7, or other amendment or modification hereto, that amends, modifies or waives any term or provision of this Section 7.6 or Article 13 hereof shall be effective without the written consent of the holders of the Senior Debt then outstanding or their Representative, when duly authorized to act on behalf of the holders under the Senior Credit Documents, such holders being intended beneficiaries of the terms of this Section 7.6 and Article 13.

                                    Article 8
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         Section 8.1 Issuer May Consolidate, etc., on Certain Terms. The Issuer will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless (i) either the Issuer shall be the continuing corporation or the resulting, surviving or transferee Person shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the Principal of, premium, if any, and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) immediately after such merger, consolidation, sale, lease or conveyance, the Issuer or such resulting, surviving or transferee Person, as the case may be, shall not be in default in the performance of any covenant or agreement contained in this Indenture to be performed or observed by the Issuer or such resulting, surviving or transferee Person.

         Section 8.2 Successor Corporation Substituted. In case of any such consolidation, merger, sale, lease or conveyance in which the Issuer is not the resulting, surviving or transferee Person, and following such an assumption by such Person, such Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor Issuer may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor Issuer instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor Issuer thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

         In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor Issuer which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

         Section 8.3 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 5.1 and 5.2, shall be provided with an Opinion of Counsel, prepared in accordance with Section 10.5, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                    Article 9
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

         Section 9.1 Satisfaction and Discharge of Indenture. If at any time

                  (a) the Issuer shall have paid or caused to be paid the Principal of and interest on all the Securities outstanding hereunder (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or

                  (b) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9), or

                  (c) (i) all the Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or may, at the option of the Issuer, be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.8) and/or direct obligations of the United States of America, backed by its full faith and credit, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Securities (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in
         Section 2.9) not theretofore delivered to the Trustee for cancellation, including Principal and interest due or to become due on or prior to such date of maturity or date of redemption, as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer with respect to Securities, then this Indenture shall cease to be of further effect with respect to Securities (except as to (i) rights of registration of transfer and exchange of Securities, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of Principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, in each case solely out of property so deposited with the Trustee, (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights of Holders of Securities as beneficiaries hereunder with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Issuer under Section 3.2) and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided, that the rights of Holders of the Securities to receive amounts in respect of Principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

         Section 9.2 Issuer's Option to Effect Defeasance or Covenant Defeasance. In addition to discharge of the Indenture pursuant to Section 9.1, with respect to the Securities where the exact amount of Principal and interest due on which can be determined at the time of making the deposit referred to in
Section 9.5(a), the Issuer may at its option by resolution of the Board of Directors elect at any time either (a) to effect a defeasance (as defined in Section 9.3) of the Securities under Section 9.3 or (b) to effect a covenant defeasance (as defined in Section 9.4) of the Securities under Section 9.4, in each case upon compliance with the applicable conditions set forth below in this
Article 9.

         Section 9.3 Defeasance and Discharge. Upon the Issuer's exercise of the option set forth in clause (a) of Section 9.2 with respect to the Securities, the Issuer shall be deemed to have been discharged from its obligations with respect to the Securities on and after the date the conditions precedent set forth in Section 9.5 are satisfied (hereinafter, "defeasance") . For this purpose such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Securities and to have satisfied all its other obligations under the Securities and under this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for, (i) rights of registration of transfer and exchange of Securities, and the Issuer's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of Principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, in each case solely from the trust funds described in Section 9.5(a); (iv) the rights, obligations and immunities of the Trustee hereunder; (v) the rights of Holders of Securities as beneficiaries hereunder with respect to the property so deposited with the Trustee payable to all or any of them; and (vi) the obligations of the Issuer under Section 3.2. Subject to compliance with this Article 9, the Issuer may exercise its option under this Section 9.3 notwithstanding the prior exercise of its option under
Section 9.4 with respect to the Securities.

         Section 9.4 Covenant Defeasance. Upon the Issuer's exercise of the option set forth in clause (b) of section 9.2 with respect to the Securities, the Issuer shall be released from its obligations under Sections 3.9, 3.10 and
8.1 and Article 12 with respect to the Securities on and after the date the conditions precedent set forth in Section 9.5 are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other Provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 4.1, but the remainder of this Indenture and such Securities shall be unaffected thereby.

         Section 9.5 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions precedent to the application of either Section
9.3 or Section 9.4 to the Securities:

                  (a) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities

                           (i) money in an amount, or

                           (ii) direct obligations of the United States of
                  America, backed by its full faith and credit, which through the scheduled payment of Principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment in respect of the Securities, money in an amount, or

                           (iii) a combination thereof,

                  sufficient (without consideration of any reinvestment of such money, Principal or interest), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge

                                    (A) the Principal of and interest on all
                           Securities on each date such Principal or interest is due and payable and

                                    (B) any mandatory sinking fund payments on
                           the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities.

                  (b) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing (i) on the date of such deposit or (ii) insofar as Subsections 4.1(f) and 4.1(g) are concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the date following the expiration of the longest preference period applicable to the Issuer in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (c) Such defeasance or covenant defeasance will not (i) cause the Trustee for the Securities to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any securities of the Issuer or (ii) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the

         Investment Company Act of 1940, as amended.

                  (d) Such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound.

                  (e) If the Securities are then listed on any national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the exercise of the option under
         Section 9.3 or 9.4, as the case may be, will not cause such Securities to be delisted.

                  (f) In the case of an election under Section 9.3, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that

                           (i) the Issuer has received from the United States
                  Internal Revenue Service (the "IRS") a private letter ruling,

                           (ii) there has been published by the IRS a general
                  revenue ruling, or

                           (iii) since the date of this Indenture there has been
                  a change in the applicable Federal income tax law,

                  in each case to the effect that, and based thereon, such opinion shall confirm that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (g) In the case of an election under Section 9.4, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (h) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 9.3 or the covenant defeasance under Section 9.4 (as the case may be) have been complied with.

         Section 9.6 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.8, all moneys deposited with the Trustee pursuant to Section 9.1 or 9.5 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for Principal and interest; but such money need not be segregated from other funds except to the extent required by law.

         Section 9.7 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities, all moneys then held by any paying agent under the provisions of this Indenture with respect to the Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

         Section 9.8 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the Principal of or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such Principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such paying agent, and the Holder of the Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

         Section 9.9 Indemnity for Money and Direct Obligations of the United States. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or the direct obligations of the United States of America deposited pursuant to Section 9.1 or 9.5 or the Principal or interest received in respect of such obligations.

         Section 9.10 Reinstatement. If the Trustee or the paying agent is unable to apply any money or direct obligations of the United States of America in accordance with Section 9.1 or 9.5 by reason of any legal proceedings or order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or paying agent is permitted to apply all such money in accordance with this
Article 9; provided, that, if the Issuer makes any payment of Principal of or interest on any such Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or direct obligations of the United States of America held by the Trustee or the paying agent.

                                   Article 10
                            MISCELLANEOUS PROVISIONS

         Section 10.1 Incorporators, Shareholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for, and as a condition of, the issue of the Securities.

         Section 10.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Except to the extent provided in Section 7.6 and Article 13, nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

         Section 10.3 Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

         Section 10.4 Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Cone Mills Corporation, 3101 North Elm Street, Greensboro, NC 27415-6540, Attention: Treasurer. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made and received at the Corporate Trust Office.

         Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         Section 10.5 Officers' Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer of officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

         Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

         Section 10.6 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or Principal of the Securities or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or Principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

         Section 10.7 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

         Section 10.8 New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, without regard to principles of the conflict of laws thereof.

         Section 10.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 10.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                   Article 11
                                    GUARANTY

         Section 11.1 Guaranty. The Subsidiary Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee, and their respective successors and assigns, the due and punctual payment of principal of and, within applicable grace periods, interest on the Securities when due, whether at Stated Maturity, by acceleration or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities and the due and punctual performance within applicable grace period of all Obligations of the Issuer under this Indenture and the Securities (each, a "Guaranty"). The Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound by this Article 11 notwithstanding any extension or renewal of any Obligation.

         The Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Issuer of any of the Obligations, and also waives notice of protest for nonpayment. The Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The Obligations of the Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof;
(c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations or (f) (except as provided in Section 11.3) any change in the ownership of the Subsidiary Guarantor.

         The Subsidiary Guarantor further agrees that its Guaranty herein constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         The Obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of the Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or would otherwise act as a discharge of the Subsidiary Guarantor as a matter of law or equity.

         The Subsidiary Guarantor further agrees that its Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Obligation when and as the same shall become due, whether at the stated maturity thereof, by acceleration, by redemption or otherwise, the Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but not to exceed the maximum rate permitted by applicable law) and
(iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

         The Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 4 for the purposes of such Subsidiary Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed by the Subsidiary Guarantor, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 4, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for purposes of this Section.

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

         The Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         Section 11.2 Execution and Delivery of Guaranty. To evidence its Guaranty set forth in Section 11.1, the Subsidiary Guarantor agrees that a notation of its Guaranty substantially in the form set forth in Section 2.1 hereof shall be endorsed on each Security authenticated and delivered by the Trustee and that such endorsement shall be executed on behalf of the Subsidiary Guarantor by an Officer or a holder of a power of attorney authorized to execute the Guaranty by manual or facsimile signature.

         The Subsidiary Guarantor agrees that its Guaranty set forth in Section
11.1 shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such Guaranty.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security on which a Guaranty is endorsed, the Guaranty shall be valid nevertheless.


         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Subsidiary Guarantor.

         Section 11.3 Successors and Assigns. This Article 11 shall be binding upon the Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         Section 11.4 No Waiver, Etc. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies and benefits which either may have under this Article at law, in equity, by statute or otherwise. Exercise by the Trustee or the Holders of any rights, remedies and benefits under this Article 11 is subject to the provisions of Article 4.


         Section 11.5 Modification, Etc. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by the Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, subject to the prior written consent of the Holders pursuant to Section 7.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantor in any case shall entitle the

Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                   Article 12
                                    SECURITY

         Section 12.1 Security Interest. As security for the payment or performance, as the case may be, in full of the Security Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Trustee, its successors and assigns, for the benefit of the Securityholders, and hereby grants to the Trustee, its successors and assigns, for the benefit of the Securityholders, a security interest in all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest").

         Section 12.2 Mortgages. Also as security for the payment or performance of Obligations, and in confirmation of the grant of the Security Interest, there are concurrently herewith being, or will hereafter be, delivered to the Trustee, its successors and assigns, for the benefit of the Securityholders, by the Issuer the Mortgages. The Trustee's rights, interests and duties under the Mortgages are to be construed and exercised in a manner consistent with the provisions of this Agreement.

         Section 12.3 No Assumption of Liability. The Security Interest and the Mortgages are granted as security only and shall not subject the Trustee or any other Secured Party to, or in any way alter or modify, any obligation or liability of either Grantor with respect to or arising out of the Collateral.

         Section 12.4 Filings and Recordings.

                  (a) The Issuer shall furnish to the Trustee simultaneously with the execution of the Indenture an Officers' Certificate (the "Perfection Certificate") stating that fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable), the Mortgages and other appropriate filings, recordings or registrations, if any, containing a description of the Collateral have been filed or recorded or have been delivered to the Trustee for filing or recording in each governmental, municipal or other office specified in the Perfection Certificate, which are all the filings, recordings and registrations (other than filings, if any, required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Trustee (for the ratable benefit of the Securityholders) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions and all Collateral to which the Mortgages relate, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements with respect to Uniform Commercial Code financing statements. Each Grantor shall ensure that such financing statements are filed and that the Mortgages are recorded in said offices promptly after the execution and delivery of this Indenture.

                  (b) Each Grantor shall ensure that fully executed security agreements substantially in the form of this Article 12 and containing a description of all Collateral consisting of United States registered Trademarks (and Trademarks for which United States registration applications are pending) that are material to the Grantor's business shall have been received and recorded within three months after the execution of this Agreement by the United States Patent and Trademark Office, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Trustee (for the ratable benefit of the Securityholders) in respect of all Collateral consisting of Trademarks that are material to the Grantor's business and in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Trademarks (or registration or application for registration thereof) acquired or developed after the date hereof). No Grantor owns any material Patents or Copyrights, and no filings other than Uniform Commercial Code financing statements will be filed with respect to Patents or Copyrights, even though such filings may be required to perfect a security interest in Patents or Trademarks.


         Section 12.5 Limitation on Modification of Accounts. Neither of the Grantors will grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements either (i) granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged or (ii) permitted by the Priority Security Instruments or the Priority Securityholders.

         Section 12.6 Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to their properties, including the Collateral to the extent appropriate and, in such amounts and with such coverage as is reasonably prudent and consistent with industry practice and shall cause such policies to be endorsed or otherwise amended to name the Trustee as a loss payee, as its interest may appear. Each Grantor irrevocably makes, constitutes and appoints the Trustee (and all officers, employees or agents designated by the Trustee) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that either Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Trustee may, without having any obligation to do so and without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Trustee deems advisable. All sums disbursed by the Trustee in connection with this Section 12.6, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Trustee and shall be additional Security Obligations secured hereby.

         Section 12.7 Remedies upon Default. Subject to the provisions of
Article 13 of this Indenture, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Trustee on demand, and it is agreed that the Trustee shall have the right (to the extent permitted by law) to take any or all of the following actions at the same or different times:

                  (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Trustee, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Trustee shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and

                  (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code, the provisions of any Mortgage related thereto or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Trustee shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Trustee shall deem appropriate. The Trustee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of either Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Trustee shall give the Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Trustee's intention to make any sale of Collateral governed by that statute. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange and in the case of a private sale, shall state the time after which any such sale is to be made. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Trustee may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or a portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Trustee may (in its sole and absolute discretion) determine. The Trustee shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of either Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from each Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to each Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Trustee shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Trustee shall have entered into such an agreement all Events of Default shall have been remedied and the Security Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Trustee may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         Section 12.8 Acceleration and Directions by the Securityholders. The Holders of more than 50% of the Securities Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee by action in accordance with Section 4.9 hereof, provided, that such direction shall not be in conflict with any rule of law and that the Trustee may take any other action deemed proper by it which is not inconsistent with such direction.

         Section 12.9 Application of Proceeds. After the occurrence and during the continuance of an Event of Default, any money collected by the Trustee pursuant to this Agreement or any other Security Document shall be applied by the Trustee as follows:

         FIRST, to the payment of all costs and expenses incurred by the Trustee (in its capacity as such hereunder and under the other Security Documents or as Trustee under the Indenture) in connection with the management, operation and maintenance of any Collateral after an Event of Default and any collection or sale of the Collateral or otherwise in connection with this Agreement, any other Security Document or any of the Security Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Trustee hereunder or under any other Security Document on behalf of either Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Security Document;

         SECOND, to the Trustee payment in full of the Security Obligations (the amounts so applied to be distributed among the holders of Securities pro rata in accordance with the amounts of Security Obligations owed to them on the date of any such distribution); and

         THIRD, to the Grantors, their respective successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         The Trustee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or such officer or be answerable in any way for the misapplication thereof.

         Section 12.10 Trust Indenture Act Requirements; Release of Collateral.

                  (a) The release of any Collateral from the terms of, or the release in whole or in part of the Liens created by any of the Security Documents or this Indenture will not be deemed to impair the security interests thereunder in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable Security Documents and this Indenture.

                  (b) Subject to the provisions of Sections 12.11 and 12.12 hereof, to the extent applicable, the Grantors shall cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the Liens of the Security Documents to be complied with. Any certificate required by Section 314(d) of the Trust Indenture Act may be made by two officers of the Issuer, except in cases which
         Section 314(d) of the Trust Indenture Act requires that such certificate be made by an independent Person.

                  (c) In the case of transactions permitted by Section 12.11, the Issuer may effect compliance with the provisions of this Section
         12.10 by delivering to the Trustee
         within 15 days after the end of each of the six-month periods ended on June 30 and December 31 in each year, an Officers' Certificate to the effect that all such transactions during the preceding six-month period were made in accordance with Section 12.11(a) and that all proceeds therefrom were used by the Issuer as permitted herein. The fair value of Collateral released from the Lien of the Security Documents pursuant to Section 12.11 shall not be considered in determining whether the aggregate fair value of Collateral released from the Lien of the Security Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(1) of the Trust Indenture Act; provided that the Issuer's right to rely on this sentence at any time is conditioned upon the Issuer having furnished to the Trustee all certificates described in the preceding sentence that were required to be furnished to the Trustee at or prior to such time.

         Section 12.11 Disposition of Certain Collateral without Requesting Release.


                  (a) Notwithstanding the provisions of Section 12.10 hereof, so long as the Issuer complies with the provisions of Section 12.10, either Grantor may, pursuant to and in accordance with this Indenture and the other Security Documents, without requesting the release or consent of the Trustee:


                           (i) sell or dispose of in the ordinary course of
                  business, free from the Liens of the Security Documents, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property ("Subject Property") which, in its reasonable opinion, may have become obsolete or unfit for use in the conduct of its businesses or the operation of the Collateral upon replacing the same with or substituting for the same, within 12 months before or after the sale or disposition, new property constituting Collateral not necessarily of the same character but being of at least reasonably equivalent value as the Subject Property so disposed of, so long as such new property becomes subject to the Lien of the Security Documents, which new property shall without further action become Collateral subject to the Lien of the Security Documents;

                           (ii) abandon, sell, assign, transfer, license or
                  otherwise dispose of in the ordinary course of business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Grantor and the maintenance of its earnings and is not material to the conduct of the business of the Grantors and their Subsidiaries taken as a whole;

                           (iii) grant in the ordinary course of business,
                  rights-of-way and easements over or in respect of any of the Collateral if such grants would not, in the opinion of the Issuer's management, impair the usefulness of such property in the conduct of the Issuer's business and will not be prejudicial to the interests of the Securityholders;

                           (iv) sell, transfer or otherwise dispose of Inventory
                  in the ordinary course of business; or

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

                           (v) sell, collect, liquidate, securitize, factor or
                  otherwise dispose of Accounts and Accounts Receivable in the ordinary course of business;

                           (vi) make cash payments (including for the scheduled
                  repayment of indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business or otherwise in connection with the Issuer's business if such payments are not otherwise prohibited by this Indenture and the Security Documents; or

                           (vii) sell or transfer any Collateral if the sale,
                  transfer or disposal is approved by the Priority Securityholders having a lien on such Collateral and the proceeds of the sale or transfer is used to repay Senior Debt after deduction of all expenses related to the sale or transfer.


                  (b) Notwithstanding the provisions of Subsection (a) above,
         (x) a Grantor shall not dispose of or transfer (by lease, assignment, sale or otherwise), or pledge, mortgage or otherwise encumber (other than liens permitted by Section 3.9 of this Indenture), Collateral (other than cash) pursuant to the provisions of Subsection (a) above with a fair value to the Issuer equal to 10% or more of the aggregate principal amount of the Securities then outstanding (as determined in the good faith judgment of the Grantor and, if required by the Trust Indenture Act, an independent appraiser), in any transaction or any series of related transactions without complying with Section 12.10 hereof; and (y) the right of either Grantor to rely upon the provisions of Subsection (a) above from the date of this Indenture to December 31, 2000 and for each semiannual period thereafter shall be conditioned upon the Issuer and the Subsidiary Guarantor delivering to the Trustee, on or before February 28, 2001 and thereafter within 60 days following each June 30 and December 31, an Officer's Certificate to the effect that all of such dispositions by either Grantor of Collateral other than cash during such preceding semiannual period ending on such dates (other than such dispositions, collections or payments wherein the Issuer and the Subsidiary Guarantor have complied with Section 12.10 hereof) were in accordance with Section 12.11(a) and that the proceeds therefrom were used by the Grantor in connection with its business.


                  (c) Any disposition of Collateral made in compliance with the provisions of this Section 12.11 shall be deemed not to impair the Liens of the Security Documents in contravention of the provisions of this Indenture.

                  (d) Upon receipt of any Issuer request and subject to Section 314(c) of the Trust Indenture Act, the Trustee shall execute and deliver, within five business days from the receipt of the Issuer request, any instrument deemed by the Issuer to be necessary or appropriate to dispose of portions of the Collateral pursuant to this
         Section 12.11 if the provisions of this Section 12.11 have been complied with.

         Section 12.12 Releases.

                  (a) So long as no Event of Default has occurred and is continuing and subject to Section 12.11(b) hereof, whenever any property of a Grantor that shall be subject to the Lien of the Security Documents is disposed of in accordance with all relevant provisions of any Senior Debt document (or pursuant to any valid waiver or consent thereunder), the Trustee shall release the same from the Lien hereof or thereof upon receipt by the Trustee of the following:

                           (i) A copy of a resolution of the Board of Directors
                  of the Issuer, requesting such release;

                           (ii) An Officers' Certificate stating in substance as
                  follows:

                                    (A) That the Issuer has sold or exchanged,
                           or contracted to sell or exchange, the property so to be released for a consideration representing, in the opinion of the signers, its fair value to the Issuer, which consideration may be cash and/or other property, to be described in reasonable detail in such certificate;

                                    (B) That the retention of such property is
                           no longer desirable in the conduct of the business of the Issuer; and

                                    (C) That the sale or disposition is not
                           prohibited by any Senior Debt document (after giving effect to any applicable amendment, waiver or easement thereunder) and that any money stated in said certificate to have been received in consideration for any such sale or exchange is being applied in accordance with the applicable provisions of the Senior Debt documents.

                                    (D) That the assets or properties disposed
                           of do not represent all or substantially all of the Collateral, or if such is not the case, that the consent of the Holders of more than 50% of the Securities Outstanding has been obtained in accordance with Section 7.2(b).

                           (iii) An Opinion of Counsel to the effect that the
                  Security Documents or other designated deeds or instruments of conveyance, assignment or transfer covering any property included in the consideration for such release or acquired with the proceeds of such sale, are sufficient to subject the same to the security interest granted by this Agreement or the other Security Documents.

                  (b) Upon receipt of the Officers' Certificate and Opinion of Counsel required by this Section 12.12, the Trustee must execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the other Security Documents and to release the Lien of this Agreement and the other Security Documents.

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

         Section 12.13 Suits to Protect the Collateral. Upon the occurrence of an Event of Default and subject to the provisions of the Security Documents and
Article 13 of this Indenture, (i) the Trustee may, in its sole discretion and without the consent of the Securityholders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Grantors and (ii) the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or the Indenture, including such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Securityholders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order would impair the security interests or be prejudicial to the interests of the Securityholders or the Trustee), except as otherwise provided in Sections 4.9 and 4.10.

         Section 12.14 Determinations Relating to Collateral. In the event (i) the Trustee shall receive any written request from either Grantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Grantors' obligations with respect thereto or
(ii) there shall be due to or from the Trustee under the provisions of any Security Document any material performance or the delivery of any material instrument, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the majority Holders, pursuant to Section 7.2.

         Section 12.15 Termination of Security Interest. Upon payment in full of all Obligations of the Issuer under this Indenture and the Debentures, or upon defeasance under Section 9.3 or Section 9.4, the liens will terminate.

         Section 12.16 Application of Trust Indenture Act. The Trust Indenture Act shall apply as a matter of law (or to the extent not so required, as a matter of contract) to this Article 12 and the Security Documents for purposes of interpretation, construction and definition of rights and obligations hereunder and under the other Security Documents. If any provision hereof or thereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Agreement, the latter shall control. If any provision hereof or thereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Article 12 or such Security Document as so modified or excluded, as the case may be.

                                   Article 13
                                  SUBORDINATION

         Section 13.1 Securities Subordinated to Senior Debt with Respect to Collateral. Each of the Issuer and the Subsidiary Guarantor covenants and agrees, and each Holder of the

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

Securities, by its acceptance thereof, likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 13; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that, notwithstanding the existence of, or the time, order or method of attachment, perfection, filing or recording of, any lien or security interest (a) the right of each Holder to payment of the Obligations on the Securities from Proceeds of Collateral shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Obligations on or in respect of the Senior Debt; (b) the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, including their Representative, and (c) each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Securities.

         Section 13.2 Payment Over of Proceeds.

                  (a) Upon any distribution of Proceeds of Collateral to creditors upon any foreclosure or other enforcement of liens, or upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Issuer or the Guarantor Subsidiary or in a Bankruptcy Proceeding relating to the Issuer or the Subsidiary Guarantor or their property, whether voluntary or involuntary, or upon any discharge or defeasance of the Securities pursuant to Article 9 hereof or otherwise, all Obligations due or to become due upon all Senior Debt shall first be Fully Satisfied before any Proceeds of Collateral are paid, distributed or applied on account or in satisfaction of any Obligations on the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such foreclosure, enforcement, dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of Proceeds of Collateral to which the Holders of the Securities or the Trustee under this Indenture would be entitled except for the provisions of this
         Article 13, shall be paid by the Issuer or the Guarantor Subsidiary or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt secured by such Collateral (pro rata to such holders on the basis of the respective amounts of Senior Debt that is so secured held by such holders) or their Representative, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been Fully Satisfied.


                  (b) To the extent any payment of Senior Debt (whether by or on behalf of the Issuer or any of its Subsidiaries, as Proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of Proceeds of Collateral shall be received by any Holder when such payment or distribution is prohibited by Section 13.2(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt secured by such Collateral (pro rata to such holders on the basis of the respective amount of Senior Debt that is so secured held by such holders) or their Representative, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been Fully Satisfied.

                  (d) The consolidation of the Issuer with, or the merger of the Issuer with or into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions permitted under this Indenture and as long as permitted under the terms of the Senior Debt, shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
         Article if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume the Issuer's obligations hereunder in accordance with the terms hereof.


         Section 13.3 Obligations of the Issuer and Guarantor Subsidiary Unconditional. Nothing contained in this Article 13 or elsewhere in this Indenture or in the Securities is intended to or shall impair the obligation of the Issuer or the Guarantor Subsidiary to pay to the Holders the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer or the Subsidiary Guarantor other than the holders of the Senior Debt.


         Section 13.4 Notice to Trustee; Trustee's Obligations. The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the application of Proceeds of Collateral by the Trustee in respect of the Securities pursuant to the provisions of this Article 13. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the application of Proceeds of Collateral by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 13, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 13, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         The Trustee shall cause each document or agreement at any time filed in any public record to evidence or perfect the Liens granted to the Trustee and/or the Holders of the Securities to secure the Obligations of the Issuer or the Subsidiary Guarantor to the Trustee and/or the Holders of the Securities to contain the following legend on the face thereof:


         THE LIEN, SECURITY INTEREST, MORTGAGE OR OTHER INTEREST REFLECTED IN THIS DOCUMENT IS SUBJECT TO THE SUBORDINATION PROVISIONS AND RELATED RIGHTS OF CERTAIN HOLDERS OF SENIOR DEBT CONTAINED IN ARTICLE 13 OF THAT CERTAIN INDENTURE DATED ______________, 2000 BY AND BETWEEN CONE MILLS CORPORATION AND THE BANK OF NEW YORK, AS TRUSTEE


         The Trustee shall give written notice of enforcement to the Issuer and each holder of Senior Debt and their Representatives, if any, at least thirty
(30) days prior to any foreclosure or other enforcement of any Lien granted to the Holders or the Trustee by the Issuer or the Subsidiary Guarantor to secure any Obligation under the Securities.


         The Trustee further agrees to execute and deliver from time to time, at the request of any holder of Senior Debt or its Representative, such confirmations, acknowledgments or reaffirmations of the subordination provided herein as may be determined necessary or advisable by the holders of Senior Debt or any issuer of title insurance with respect to any real property of the Issuer to insure the priority of the lien of any holder of Senior Debt or evidence or record the subordination terms of this Indenture. The Trustee hereby consents to the filing or recordation of any such confirmations, acknowledgments or reaffirmations or the filing or recordation of this Indenture.


         Section 13.5 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Issuer or the Guarantor Subsidiary referred to in this Article 13, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13.


         Section 13.6 Trustee's Relation to Senior Debt. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this
Article 13, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of

Securities or to the Issuer or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

         Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.


         Section 13.7 Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Debt. No right of any present or future holders of any Senior Debt or their Representative to enforce the provisions of this
Article 13 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or the Guarantor Subsidiary or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer or the Guarantor Subsidiary with the terms of this Indenture, regardless of any knowledge thereof with which any such holder may have or otherwise be charged.


         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, which consent is hereby deemed to be given by the Trustee and the Holders of the Securities, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination and other benefits provided in this Article 13 or the obligations hereunder of the Holders of the Securities to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt, or otherwise amend, supplement, refinance or replace in any manner Senior Debt, or any Senior Debt Document; (ii) foreclose upon, sell, exchange, release or otherwise deal with any Collateral; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and
(iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

         Section 13.8 Security Holders Authorize Trustee To Effectuate Subordination of Securities. Subject to Section 4.9, each Holder of Securities by its acceptance of any Security authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Securities, the subordination and other provisions of this Article 13, including, in the event of any Bankruptcy Proceeding, the filing of a claim for the unpaid balance of the Securities and accrued interest in the form required in those proceedings.

         If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt and their Representative are or is hereby authorized (but not obligated) to file an appropriate claim for and on behalf of the Holders of the Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

         Section 13.9 Trustee's Compensation Not Prejudiced. Nothing in this
Article 13 will apply to amounts due to the Trustee pursuant to other Sections in this Indenture.

         Section 13.10 Delay of Remedies.

                  (a) If the Representative for any Senior Credit Facility gives notice to the Trustee that an event of default has occurred and is continuing with respect to any Senior Credit Facility Debt, as such event of default is defined in any Senior Credit Document, permitting the holders of the Senior Credit Facility Debt (or any trustee or agent on their behalf) to accelerate the maturity thereof (a "Default Notice"), no action may be taken by the Trustee or the Holders to commence any foreclosure or enforcement of any Lien on the Collateral, or to commence, or join with any other creditor (other than the holders of the Senior Credit Facility Debt or their Representative) in commencing, any Bankruptcy Proceeding, until the earliest to occur of any of the following (a "Standstill Termination Date"):

                           (i) the date all Obligations under or in respect of
                  Senior Credit Facility Debt are Fully Satisfied;

                           (ii) the date on which the Senior Credit Facility
                  Debt is accelerated and becomes due and payable in full; or

                           (iii) 180 days after the delivery of a Default
                  Notice.

                  (b) Following the occurrence of the Standstill Termination Date, the Trustee or the Holders may take any action or remedy available hereunder or otherwise available under applicable law to enforce the rights provided hereunder and under the Securities, subject to the right of the holders of the Senior Credit Facility Debt set forth in this Article 13 to receipt of all Proceeds of Collateral prior to payment to the Trustee or any Holder until all Senior Credit Facility Debt has been Fully Satisfied.


         IN WITNESS WHEREOF, the parties hereto have caused this indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of _____________, 2001.


[CORPORATE SEAL]                           CONE MILLS CORPORATION


                                           By:__________________________________
                                           Title:
ATTEST:

By:________________________________

                                           THE BANK OF NEW YORK, as Trustee

                                           By:__________________________________
                                           Title:



                                           CONE FOREIGN TRADING , LLC

[CORPORATE SEAL]

                                           By:__________________________________
                                           Title:
ATTEST:

By:________________________________

                                    Exhibit A

                           [Form of Face of Debenture]

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for Debentures in definitive registered form, this Debenture may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         No. $85,000,000
         CUSIP:

         CONE MILLS CORPORATION

         11% Secured Subordinated Debentures Due March 15, 2005

         Cone Mills Corporation, a corporation duly organized and existing under the laws of North Carolina (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of EIGHTY-FIVE MILLION DOLLARS on March 15, 2005, and to pay interest thereon semiannually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing March 15, 2001, at the rate per annum specified in the title of this Debenture, from ___________ or the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for on this Debenture, from ________________, until payment of said principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Debenture is registered at the close of business on the March 15 or September 15, as the case may be, next preceding such Interest Payment Date.

         Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register.

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

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as if fully set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or become obligatory for the purpose.

         IN WITNESS WHEREOF, Cone Mills Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:
                                           CONE MILLS CORPORATION

                                           By  ______________________________

Attest:



                    TRUSTEE'S CERTIFICATION OF AUTHENTICATION

         This is one of the Securities referred to in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK, as Trustee

         Dated:                            By ______________________________
                                           Authorized Signatory

         For value received, Cone Foreign Trading, LLC, a North Carolina limited liability company, hereby unconditionally guarantees to the Holder of the Security upon which this Guaranty is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guaranty are issued, of the principal of, and interest on, such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article 11 of the Indenture. The Guaranty of the Security upon which the Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.

                                           CONE FOREIGN TRADING , LLC



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

                                           By_______________________________



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

                                    Exhibit A

                         [Form of Reverse of Debenture]

         CONE MILLS CORPORATION

         11% Secured Subordinated Debentures Due March 15, 2005

         This Debenture is one of a duly authorized issue of the 11% Secured Subordinated Debentures Due March 15, 2005 of the Company (herein called the "Securities"), issued in the aggregate principal amount of Eighty-Five Million Dollars ($85,000,000) under an Indenture, dated as of ________, 2000 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

         If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable, in the manner and with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture or certain restrictive covenants with respect to this Debenture, in each case upon compliance by the Company with certain conditions set forth therein.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the right of the Holders of the Securities; provided, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or impair or affect the right of any Holder to institute suit for the payment thereof, any right of repayment at the option of the Holder, in each case without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplement indenture, without the consent of the Holder of each Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities, prior to any declaration of the acceleration of the maturity of such Securities, the Holders of a majority in aggregate principal amount of the Securities Outstanding (or, in the case of certain defaults or Events of Default, all of the Securities) may on behalf of the Holders of all the Securities waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities. Any such consent

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

or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner, at the respective times, place and rate, and in the coin or currency, herein prescribed.

         The Debentures may not be redeemed prior to maturity.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security register upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debentures are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing hereon, for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, or any past, present or future shareholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or of any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any

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

legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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
                                   Schedule I

                                  Real Property


1.       Carlisle Plant
         3863 Carlisle/Chester Highway
         Carlisle, Union County, South Carolina

2.       Cliffside Plant
         3478 U.S. Highway 221-A
         High Shoals Township
         Cliffside, Rutherford County, North Carolina

3.       Florence Plant
         101 Depot Street
         Cool Springs Township
         Forest City, Rutherford County, North Carolina

4.       Granite Plant
         122 East Main Street
         Haw River Township
         Haw River, Alamance County, North Carolina

5.       Haynes Plant
         2401 Ellenboro/Henrietta Road
         High Shoals Township
         Henrietta, Rutherford County, North Carolina

6.       Jacquard Plant
         3400 Highway 221-A
         High Shoals Township
         Cliffside, Rutherford County, North Carolina

7.       Print Works
         1800 Fairview Street
         Greensboro, Guilford County, North Carolina

8.       Raytex Plant
         Highway 576 By-Pass
         Marion, Marion County, South Carolina

9.       Rebond and Central Lift Truck
         1601 Yanceyville Street
         Greensboro, Guilford County, North Carolina

10.      Salisbury Plant
         705 South Railroad Street
         Salisbury, Rowan County, North Carolina

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11.      Warehouse and Transportation
         1005 Maple Street
         Greensboro, Guilford County, North Carolina

12.      White Oak Plant
         2420 Fairview Street
         Greensboro, Guilford County, North Carolina



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